Exhibit 99.1

News Release
Sunoco LP Announces Fourth Quarter and Full Year 2022 Financial and Operating Results

•Reports fourth quarter results including net income of $55 million, Adjusted EBITDA(1) of $238 million and Distributable Cash Flow, as adjusted(1) of $153 million
•Achieves $475 million of full year 2022 net income and generates record full year 2022 Adjusted EBITDA(1) of $919 million, above guidance
•Reaffirms full-year 2023 Adjusted EBITDA(1)(2) of $850 to $900 million
DALLAS, February 15, 2023 - Sunoco LP (NYSE: SUN) (“SUN” or the “Partnership”) today reported financial and operating results for the three- and twelve-month periods ended December 31, 2022.
Financial and Operational Highlights
For the three months ended December 31, 2022, net income was $55 million versus net income of $100 million in the fourth quarter of 2021.
Adjusted EBITDA(1) for the quarter was $238 million compared with $198 million in the fourth quarter of 2021.
Distributable Cash Flow, as adjusted(1), for the quarter was $153 million, compared to $143 million a year ago.
The Partnership sold approximately 2.0 billion gallons of fuel in the fourth quarter of 2022, up approximately 5% from the fourth quarter of 2021. Fuel margin for all gallons sold was 12.8 cents per gallon for the quarter compared to 12.0 cents per gallon a year ago.
For the twelve months ended December 31, 2022, net income was $475 million versus $524 million in 2021.
Adjusted EBITDA(1) for the full year 2022 totaled $919 million, up 22% from $754 million a year ago.
Distributable Cash Flow, as adjusted(1), for the full year 2022 was $650 million, compared to $542 million a year ago.
Distribution
On January 25, 2023, the Board of Directors of SUN’s general partner declared a distribution for the fourth quarter of 2022 of $0.8255 per unit, or $3.3020 per unit on an annualized basis. The distribution will be paid on February 21, 2023 to common unitholders of record on February 7, 2023.
Liquidity and Leverage
At December 31, 2022, SUN had $900 million of borrowings against its revolving credit facility and other long-term debt of $2.7 billion. The Partnership maintained liquidity of approximately $593 million at the end of the quarter under its $1.5 billion revolving credit facility. SUN’s leverage ratio of net debt to Adjusted EBITDA(1), calculated in accordance with its credit facility, was 3.8 times at the end of the fourth quarter.
Capital Spending
SUN's total capital expenditures for the fourth quarter were $89 million, which included $56 million for growth capital and $33 million for maintenance capital. For the full year 2022, growth capital expenditures were $132 million and maintenance capital expenditures were $54 million.
2023 Business Outlook
The Partnership expects full year 2023 Adjusted EBITDA(1)(2) to be between $850 and $900 million. SUN expects 2023 fuel volumes to be approximately 7.8 billion gallons, fuel margins to be approximately 12.0 cents per gallon, operating expenses(3) in a range of $525 to $535 million, growth capital expenditures of at least $150 million, and maintenance capital expenditures of approximately $60 million.
SUN’s segment results and other supplementary data are provided after the financial tables below.
(1)Adjusted EBITDA and Distributable Cash Flow, as adjusted, are non-GAAP financial measures of performance that have limitations and should not be considered as a substitute for net income. Please refer to the discussion and tables under

"Reconciliations of Non-GAAP Measures" later in this news release for a discussion of our use of Adjusted EBITDA and Distributable Cash Flow, as adjusted, and a reconciliation to net income.
(2)A reconciliation of non-GAAP forward looking information to corresponding GAAP measures cannot be provided without unreasonable efforts due to the inherent difficulty in quantifying certain amounts due to a variety of factors, including the unpredictability of commodity price movements and future charges or reversals outside the normal course of business which may be significant.
(3)Operating expenses include general and administrative, other operating and lease expenses.
Earnings Conference Call
Sunoco LP management will hold a conference call on Wednesday, February 15, at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) to discuss results and recent developments. To participate, dial 877-407-6184 (toll free) or 201-389-0877 approximately 10 minutes before the scheduled start time and ask for the Sunoco LP conference call. The call will also be accessible live and for later replay via webcast in the Investor Relations section of Sunoco’s website at www.SunocoLP.com under Webcasts and Presentations.
Sunoco LP (NYSE: SUN) is a master limited partnership with core operations that include the distribution of motor fuel to approximately 10,000 convenience stores, independent dealers, commercial customers and distributors located in more than 40 U.S. states and territories as well as refined product transportation and terminalling assets. SUN's general partner is owned by Energy Transfer LP (NYSE: ET).
Forward-Looking Statements
This news release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in the Partnership’s Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Partnership undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.
The information contained in this press release is available on our website at www.SunocoLP.com
Contacts
Investors:
Scott Grischow, Treasurer, Sr Vice President – Investor Relations and Mergers & Acquisitions
(214) 840-5660, scott.grischow@sunoco.com
Matthew Kobler, Sr Manager – Investor Relations
(214) 840-5604, matthew.kobler@sunoco.com
Media:
Alexis Daniel, Manager – Communications
(214) 981-0739, alexis.daniel@sunoco.com
– Financial Schedules Follow –

SUNOCO LP
CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
(unaudited)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$82	$25
Accounts receivable, net	890	526
Receivables from affiliates	15	12
Inventories, net	821	534
Other current assets	175	95
Total current assets	1,983	1,192

Property and equipment	2,796	2,581
Accumulated depreciation	(1,036)	(914)
Property and equipment, net	1,760	1,667
Other assets:
Finance lease right-of-use assets, net	9	9
Operating lease right-of-use assets, net	524	517
Goodwill	1,601	1,568

Intangible assets, net	588	542
Other noncurrent assets	236	188
Investment in unconsolidated affiliate	129	132
Total assets	$6,830	$5,815
Liabilities and equity
Current liabilities:
Accounts payable	$966	$515
Accounts payable to affiliates	109	59
Accrued expenses and other current liabilities	310	291
Operating lease current liabilities	21	19
Current maturities of long-term debt	—	6
Total current liabilities	1,406	890
Operating lease non-current liabilities	528	521
Revolving line of credit	900	581
Long-term debt, net	2,671	2,668
Advances from affiliates	116	126
Deferred tax liability	156	114
Other noncurrent liabilities	111	104
Total liabilities	5,888	5,004
Commitments and contingencies
Equity:
Limited partners:
Common unitholders (84,054,765 units issued and outstanding as of December 31, 2022 and 83,670,950 units issued and outstanding as of December 31, 2021)	942	811
Class C unitholders - held by subsidiary (16,410,780 units issued and outstanding as of December 31, 2022 and December 31, 2021)	—	—
Total equity	942	811
Total liabilities and equity	$6,830	$5,815

SUNOCO LP
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Dollars in millions, except per unit data)
(unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2022	2021		2022	2021
Revenues:
Motor fuel sales	$5,793	$4,831		$25,216	$17,152
Non motor fuel sales	88	88		370	306
Lease income	37	35		143	138
Total revenues	5,918	4,954	4,954	25,729	17,596
Cost of sales and operating expenses:
Cost of sales	5,647	4,615		24,350	16,246
General and administrative	34	30		120	109
Other operating	88	78		338	270
Lease expense	16	15		63	59
Gain on disposal of assets and impairment charges	(5)	(2)		(13)	(14)
Depreciation, amortization and accretion	42	42		193	177
Total cost of sales and operating expenses	5,822	4,778	4,778	25,031	16,847
Operating income	96	176		678	749
Other income (expense):
Interest expense, net	(47)	(39)		(182)	(163)
Other income (expense), net	1	—		1	—
Equity in earnings of unconsolidated affiliate	1	1		4	4
Loss on extinguishment of debt	—	(29)		—	(36)
Income before income taxes	51	109		501	554
Income tax expense (benefit)	(4)	9		26	30
Net income and comprehensive income	$55	$100		$475	$524

Net income per common unit:
Common units - basic	$0.42	$0.97		$4.74	$5.35
Common units - diluted	$0.42	$0.95		$4.68	$5.28

Weighted average limited partner units outstanding:
Common units - basic	83,836,166	83,431,830		83,755,378	83,369,534
Common units - diluted	84,925,646	84,664,873		84,803,698	84,438,276

Cash distribution per unit	$0.8255	$0.8255		$3.30	$3.30

Key Operating Metrics
The following information is intended to provide investors with a reasonable basis for assessing our historical operations, but should not serve as the only criteria for predicting our future performance.
The key operating metrics by segment and accompanying footnotes set forth below are presented for the three months and years ended December 31, 2022 and 2021 and have been derived from our historical consolidated financial statements.

	Three Months Ended December 31,
	2022				2021
	Fuel Distribution and Marketing	All Other	Total		Fuel Distribution and Marketing	All Other	Total
	(dollars and gallons in millions, except profit per gallon)
Revenues:
Motor fuel sales	$5,630	$163	$5,793		$4,678	$153	$4,831
Non motor fuel sales	29	59	88		31	57	88
Lease income	33	4	37		28	7	35
Total revenues	$5,692	$226	$5,918		$4,737	$217	$4,954
Cost of sales:
Motor fuel sales	$5,477	$139	$5,616		$4,443	$140	$4,583
Non motor fuel sales	3	28	31		3	29	32
Lease	—	—	—		—	—	—
Total cost of sales	$5,480	$167	$5,647		$4,446	$169	$4,615
Net income and comprehensive income			$55				$100
Adjusted EBITDA (1)	$183	$55	$238		$141	$57	$198
Operating Data:
Total motor fuel gallons sold			1,979				1,885
Motor fuel profit cents per gallon (2)			12.8	¢			12.0	¢

	Year Ended December 31,
	2022				2021
	Fuel Distribution and Marketing	All Other	Total		Fuel Distribution and Marketing	All Other	Total
	(dollars and gallons in millions, except profit per gallon)
Revenues:
Motor fuel sales	$24,508	$708	$25,216		$16,569	$583	$17,152
Non motor fuel sales	140	230	370		82	224	306
Lease income	132	11	143		127	11	138
Total revenues	$24,780	$949	$25,729		$16,778	$818	$17,596
Cost of sales:
Motor fuel sales	$23,585	$634	$24,219		$15,578	$535	$16,113
Non motor fuel sales	27	104	131		18	115	133
Lease	—	—	—		—	—	—
Total cost of sales	$23,612	$738	$24,350		$15,596	$650	$16,246
Net income and comprehensive income			$475				$524
Adjusted EBITDA (1)	$807	$112	$919		$672	$82	$754
Operating Data:
Total motor fuel gallons sold			7,720				7,545
Motor fuel profit cents per gallon (2)			12.8	¢			11.2	¢

The following table presents a reconciliation of Adjusted EBITDA to net income and Adjusted EBITDA to Distributable Cash Flow, as adjusted, for the three months and years ended December 31, 2022 and 2021:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(in millions)		(in millions)
Net income and comprehensive income	$55	$100	$475	$524
Depreciation, amortization and accretion	42	42	193	177
Interest expense, net	47	39	182	163
Non-cash unit-based compensation expense	2	4	14	16
Gain on disposal of assets	(5)	(2)	(13)	(14)
Loss on extinguishment of debt	—	29	—	36
Unrealized (gain) loss on commodity derivatives	18	(9)	21	(14)
Inventory adjustments	76	(22)	(5)	(190)
Equity in earnings of unconsolidated affiliate	(1)	(1)	(4)	(4)
Adjusted EBITDA related to unconsolidated affiliate	3	2	10	9
Other non-cash adjustments	5	7	20	21
Income tax expense (benefit)	(4)	9	26	30
Adjusted EBITDA	$238	$198	$919	$754

Adjusted EBITDA (1)	$238	$198	$919	$754
Adjusted EBITDA related to unconsolidated affiliate	(3)	(2)	(10)	(9)
Distributable cash flow from unconsolidated affiliate	3	2	8	8
Cash interest expense	(47)	(39)	(176)	(157)
Current income tax (expense) benefit	(6)	(3)	2	(20)
Transaction-related income taxes	—	—	(42)	—
Maintenance capital expenditures	(33)	(17)	(54)	(39)
Distributable Cash Flow	152	139	647	537
Transaction-related expenses	1	4	3	5
Distributable Cash Flow, as adjusted (1)	$153	$143	$650	$542

Distributions to Partners:
Limited Partners	$69	$69	$277	$275
General Partners	18	18	72	71
Total distributions to be paid to partners	$87	$87	$349	$346
Common Units outstanding - end of period	84.1	83.7	84.1	83.7
___________________________

(1)Adjusted EBITDA is defined as earnings before net interest expense, income taxes, depreciation, amortization and accretion expense, allocated non-cash compensation expense, unrealized gains and losses on commodity derivatives and inventory adjustments, and certain other operating expenses reflected in net income that we do not believe are indicative of ongoing core operations, such as gain or loss on disposal of assets and non-cash impairment charges. We define Distributable Cash Flow, as adjusted, as Adjusted EBITDA less cash interest expense, including the accrual of interest expense related to our long-term debt which is paid on a semi-annual basis, current income tax expense, maintenance capital expenditures and other non-cash adjustments.
We believe Adjusted EBITDA and Distributable Cash Flow, as adjusted, are useful to investors in evaluating our operating performance because:
•Adjusted EBITDA is used as a performance measure under our revolving credit facility;
•securities analysts and other interested parties use such metrics as measures of financial performance, ability to make distributions to our unitholders and debt service capabilities;
•our management uses them for internal planning purposes, including aspects of our consolidated operating budget, and capital expenditures; and
•Distributable Cash Flow, as adjusted, provides useful information to investors as it is a widely accepted financial indicator used by investors to compare partnership performance, and as it provides investors an enhanced perspective of the operating performance of our assets and the cash our business is generating.
Adjusted EBITDA and Distributable Cash Flow, as adjusted, are not recognized terms under GAAP and do not purport to be alternatives to net income (loss) as measures of operating performance or to cash flows from operating activities as a measure of liquidity. Adjusted EBITDA and Distributable Cash Flow, as adjusted, have limitations as analytical tools, and one should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations include:
•they do not reflect our total cash expenditures, or future requirements for capital expenditures or contractual commitments;
•they do not reflect changes in, or cash requirements for, working capital;
•they do not reflect interest expense or the cash requirements necessary to service interest or principal payments on our revolving credit facility or term loan;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements; and
•as not all companies use identical calculations, our presentation of Adjusted EBITDA and Distributable Cash Flow, as adjusted, may not be comparable to similarly titled measures of other companies.
Adjusted EBITDA reflects amounts for the unconsolidated affiliate based on the same recognition and measurement methods used to record equity in earnings of unconsolidated affiliate. Adjusted EBITDA related to unconsolidated affiliate excludes the same items with respect to the unconsolidated affiliate as those excluded from the calculation of Adjusted EBITDA, such as interest, taxes, depreciation, depletion, amortization and other non-cash items. Although these amounts are excluded from Adjusted EBITDA related to unconsolidated affiliate, such exclusion should not be understood to imply that we have control over the operations and resulting revenues and expenses of such affiliate. We do not control our unconsolidated affiliate; therefore, we do not control the earnings or cash flows of such affiliate. The use of Adjusted EBITDA or Adjusted EBITDA related to unconsolidated affiliate as an analytical tool should be limited accordingly. Inventory adjustments that are excluded from the calculation of Adjusted EBITDA represent changes in lower of cost or market reserves on the Partnership's inventory. These amounts are unrealized valuation adjustments applied to fuel volumes remaining in inventory at the end of the period.
(2)Excludes the impact of inventory adjustments consistent with the definition of Adjusted EBITDA.